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                                                                     EXHIBIT 5.2
Woodburn and Wedge
Attorneys and Counselors at Law
Sierra Plaza
6100 Neil Road, Suite 500
Reno, Nevada 89505
Telephone: (775) 688-3000
Facsimile: (775) 688-3088

                               September 12, 2003


Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado 80202-4800

         Re: Registration Statement on Form S-4, File No. 333-105834

Ladies and Gentlemen:

         We have acted as Nevada counsel to Westport Resources Corporation, a Nevada corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES"). The Old Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture, dated as of November 5, 2001, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as trustee (the "TRUSTEE") (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture thereto, dated as of December 31, 2001 (the "FIRST SUPPLEMENTAL INDENTURE"), the Second Supplemental Indenture thereto, dated as of December 17, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"), and the Third Supplemental Indenture thereto, dated as of April 3, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"). The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referred to herein as the "INDENTURE."

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.


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September 12,2003

         2. The Company has all power and authority necessary to own its properties and conduct its business as described in the Registration Statement and the Company's reports incorporated by reference thereto.

         3. The Company had and has, as applicable, all power and authority necessary to execute and deliver the Indenture and the Exchange Notes and to perform its obligations thereunder.

         4. The Company has duly authorized, executed and delivered the Indenture.

         5. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed by the Company, properly authenticated and delivered by the Trustee pursuant to the Indenture, and exchanged for Old Notes in accordance with the Indenture and the Exchange Offer, will be duly issued and delivered by the Company.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than the constitution, laws, rules and regulations and judicial and administrative decisions of the State of Nevada; provided that we express no opinion as to the effect and application of any securities or blue-sky laws.

         B.       We are members of the bar of the State of Nevada.

         C. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            WOODBURN and WEDGE


                                            By:      /s/ Gregg Barnard
                                                     Gregg Barnard, Shareholder